EXHIBIT 99.1

KLX INC. REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS;
CONFIRMS SEPTEMBER 14TH SPIN-OFF DATE FOR KLX ENERGY SERVICES (“KLXE”); SEPARATELY ANNOUNCES KLXE SPIN-OFF TRADING INFORMATION

WELLINGTON, FL, August 28, 2018 — KLX Inc. (“KLX” or the “Company”) (NASDAQ: KLXI), a leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its second fiscal quarter ended July 31, 2018 financial results.

On a GAAP basis, for the three-month period ended July 31, 2018, as compared to the same period of the prior year, revenues increased 22.4 percent to $527.2 million, while operating earnings increased 22.4 percent to $64.0 million. GAAP net earnings of $34.8 million and net earnings per diluted share of $0.68, increased 68.1 percent and 70.0 percent, respectively, as compared to the three-month period ended July 31, 2017. During the second quarter of 2018, the Company incurred approximately $23.1 million of one-time costs associated with the pending sale of its Aerospace Solutions Group (“ASG”) business to The Boeing Company (“Boeing”), the spin-off of its Energy Services Group (“ESG”) business to shareholders and the transition to ASG’s new global distribution and operations center. The costs associated with the pending sale of its ASG business to The Boeing Company, the spin-off of its ESG business to shareholders and transition to the new ASG facility are collectively referred to as “Costs as Defined.”

SECOND QUARTER HIGHLIGHTS

•            Consolidated revenue growth of 22.4 percent to $527.2 million

•            Consolidated Adjusted operating earnings of $87.1 million increased 66.5 percent(1)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $66.6 million and $1.31 per diluted share, respectively, representing increases of 76.2 percent and 79.5 percent, respectively(1)

(1) Excludes approximately $23.1 million of Costs as Defined.

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Costs as Defined and amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release includes “Adjusted operating earnings” and “free cash flow,” which exclude Costs as Defined. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense, and “ESG Adjusted EBITDA,” which excludes costs related to the spin-off of ESG and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

SECOND QUARTER CONSOLIDATED RESULTS

On a consolidated basis, revenues increased 22.4 percent to $527.2 million, driven by an approximate 14.6 percent increase in ASG revenues and an approximate 60.4 percent increase in ESG revenues. Adjusted operating earnings and Adjusted operating margin were $87.1 million and 16.5 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share increased 76.2 percent and 79.5 percent, to $66.6 million and $1.31 per diluted share, respectively.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX commented, “We are pleased to report strong second quarter financial results for both our ASG and ESG businesses. Our ASG segment delivered record quarterly revenues, driven by double-digit percentage increases in sales to support both commercial aerospace manufacturing customers and to support aftermarket customers. In addition, ASG reported a major customer competitive win and significant market share gain during the second quarter.”

Mr. Khoury continued, “Our ESG segment generated approximately 60 percent year-over-year organic revenue growth and an over 1,700 basis point improvement in Adjusted EBITDA margin, driven by strong growth in demand for our intervention and completion services, particularly our higher margin proprietary product services lines (“PSLs”). In addition, revenues continue to increase at a faster rate than fixed costs due to the efficient organizational structure we have developed, as a result of the complete integration of the acquired businesses.”

SECOND QUARTER SEGMENT RESULTS

As a result of the pending merger of the ASG business with The Boeing Company, the Company will no longer be providing segment level ASG results or guidance (other then what is reported in the Company’s 10-Q filing).

For the three months ended July 31, 2018, as compared to the same period of the prior year, ESG revenues of $117.9 million reflected revenue growth of approximately 60.4 percent, driven by strong growth in demand for intervention and completion services, particularly higher margin proprietary PSLs, including frac stacks, proprietary fishing tools and proprietary down hole production PSLs. ESG revenues are increasing at a faster rate than fixed costs due to the complete integration and reorganization of the seven private oilfield service companies acquired over the 2013 through 2014 time period, which is resulting in substantial margin expansion. GAAP operating earnings of $12.2 million, included $1.9 million of costs related to the spin-off of the ESG business. Exclusive of the aforementioned costs, ESG’s Adjusted operating earnings increased $21.9 million to $14.1 million in the second quarter, while Adjusted EBITDA was $26.2 million, or 22.2 percent of revenues. As compared to the first quarter of 2018, revenues increased by 6.2 percent, Adjusted operating earnings improved by 36.9 percent and Adjusted EBITDA improved by 19.1 percent. ESG cash provided by operations, exclusive of spin-off related costs, was $25.6 million and capital expenditures were approximately $18.2 million. ESG free cash flow, adjusted to exclude costs related to the spin-off of the ESG business was $7.4 million, or 6.3 percent of revenues.

PENDING BOEING TRANSACTION AND ESG SPIN-OFF UPDATE

A special meeting of stockholders to vote on the merger was held on August 24, 2018 at the Boston Harbor Hotel, Boston, Massachusetts at 10:30 AM (Eastern time), wherein the merger of KLX Inc into The Boeing Company was approved by shareholders of KLX Inc.

On August 24th, the Securities and Exchange Commission (‘SEC”) declared the KLX Energy Services Form 10 registration statement effective. As previously reported, the distribution of the KLXE shares will occur on September 14, 2018.

Beginning on Wednesday, August 29, 2018, there will be a when-issued market for KLX Energy Services common stock under the ticker symbol “KLXEV.” The when-issued market will continue until regular-way trading in KLX Energy Services common stock begins under the ticker symbol “KLXE” on September 17, 2018, the first trading day after the distribution date.

GUIDANCE/OUTLOOK

As a result of the pending sale of ASG to Boeing, the Company will no longer be providing ASG segment level guidance.

ESG’s Fiscal 2018 outlook excludes costs related to the spin-off of ESG, as well as a charge for the acceleration of the vesting of restricted stock grants, which will result from the closing of the sale of KLX to Boeing.

On December 6, 2017, the date on which the Company released its third quarter 2017 earnings results, the Company provided full year 2018 revenue guidance for ESG, with revenues expected to increase approximately 40 percent to $450 million.

On March 6, 2018, the date on which the Company released its fourth quarter 2017 earnings results, the Company forecasted ESG revenues to increase approximately 44 percent to approximately $450 - $475 million.

On May 21, 2018, the date on which the Company released its first quarter 2018 earnings results, the Company raised ESG guidance for a second time, forecasting revenues to increase approximately 50 percent to approximately $500 million, and Adjusted EBITDA to increase more than 300 percent to approximately $110 million.

Mr. Khoury commented, “Today, we are confirming our 2018 revenue and Adjusted EBITDA guidance for KLX Energy Services of approximately $500 million and approximately $110 million, respectively.”

Mr. Khoury concluded, “Consistent with the Company’s prior practice, on or about the time we release our third quarter results, we expect to provide 2019 KLX Energy Services financial guidance, including revenues, operating earnings, Adjusted EBITDA, Adjusted Net Earnings, Adjusted Net Earnings per diluted share, free cash flow and return on invested capital.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to oil and gas exploration and production companies on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017

Revenues	$527.2	$430.6	$1,026.3	$841.9
Cost of sales	377.5	312.0	737.2	610.4
Selling, general and administrative	85.7	66.3	163.9	130.6

Operating earnings	64.0	52.3	125.2	100.9

Interest expense	18.9	19.0	37.8	38.0

Earnings before income taxes	45.1	33.3	87.4	62.9

Income tax expense	10.3	12.6	20.9	23.8

Net earnings	$34.8	$20.7	$66.5	$39.1

Net earnings per common share:
Basic	$0.69	$0.41	$1.33	$0.77
Diluted	$0.68	$0.40	$1.30	$0.76

Weighted average common shares:
Basic	50.2	50.9	50.1	51.0
Diluted	51.0	51.7	51.0	51.7

KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	July 31,	January 31,
	2018	2018
ASSETS

Current assets:
Cash and cash equivalents	$322.7	$255.3
Accounts receivable	353.1	316.1
Inventories, net	1,418.0	1,407.9
Other current assets	46.9	51.7
Total current assets	2,140.7	2,031.0
Long-term assets	1,735.4	1,759.0
	$3,876.1	$3,790.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$321.0	$287.5
Total long-term liabilities	1,235.5	1,232.6
Total stockholders’ equity	2,319.6	2,269.9
	$3,876.1	$3,790.0

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	SIX MONTHS ENDED
	July 31, 2018	July 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$66.5	$39.1
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	38.0	33.0
Deferred income taxes	19.6	21.0
Non-cash compensation	10.3	13.0
Provision for inventory reserve	6.7	9.1
Change in allowance for doubtful accounts and sales returns	(0.2)	4.8
Loss on disposal of property and equipment	0.5	0.5
Amortization of deferred financing fees	2.3	2.2
Changes in operating assets and liabilities:
Accounts receivable	(36.9)	(54.8)
Inventories	(16.8)	(25.6)
Other current and non-current assets	—	(13.7)
Accounts payable	37.9	19.4
Other current and non-current liabilities	0.3	5.3
Net cash flows provided by operating activities	128.2	53.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(52.7)	(32.6)
Acquisitions, net of cash acquired	(2.4)	—
Net cash flows used in investing activities	(55.1)	(32.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock and other	(0.2)	(29.6)
Cash proceeds from stock issuance	1.2	1.0
Net cash flows provided by (used in) financing activities	1.0	(28.6)
Effect of foreign exchange rate changes on cash and cash equivalents	(6.7)	6.4

Net increase (decrease) in cash and cash equivalents	67.4	(1.5)
Cash and cash equivalents, beginning of period	255.3	277.3
Cash and cash equivalents, end of period	$322.7	$275.8

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share” to reflect net earnings before Costs as Defined, amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill. This release includes “Adjusted operating earnings” and “free cash flow,” which excludes Costs as Defined. This release also includes “ESG Adjusted operating earnings,” which excludes costs related to the spin-off of ESG. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense, and “ESG Adjusted EBITDA,” which excludes costs related to the spin-off of ESG and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the Costs as Defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
Net earnings	$34.8	$20.7	$66.5	$39.1
Amortization expense	4.9	4.8	9.9	9.6
Non-cash compensation	5.1	7.1	10.3	13.0
Income taxes	10.3	12.6	20.9	23.8
Costs as Defined (1)	23.1	—	37.4	—
Adjusted earnings before tax expense	78.2	45.2	145.0	85.5
Income taxes	17.8	17.1	34.7	32.3
Less: impact of goodwill deduction (2)	6.2	9.7	13.2	19.4
Adjusted income taxes	11.6	7.4	21.5	12.9
Adjusted net earnings	$66.6	$37.8	$123.5	$72.6

Adjusted net earnings per diluted share	$1.31	$0.73	$2.42	$1.40

Diluted weighted average shares	51.0	51.7	51.0	51.7

(1) Costs and expenses associated with the pending sale of the ASG business to The Boeing Company and the spin-off the ESG business to shareholders.

(2) For purposes of this calculation, tax benefit of goodwill deduction is limited to income tax at current effective rate for year-to-date periods ended July 31, 2018 and July 31, 2017 of approximately 23.9% and approximately 37.8%, respectively.

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
Operating earnings	$64.0	$52.3	$125.2	$100.9
Costs as Defined (1)	23.1	—	37.4	—
Adjusted operating earnings	87.1	52.3	162.6	100.9
Depreciation and amortization	18.0	16.5	35.4	33.0
Non-cash compensation	5.1	7.1	10.3	13.0
Adjusted EBITDA	$110.2	$75.9	$208.3	$146.9

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING EARNINGS (LOSS)

TO ADJUSTED OPERATING EARNINGS (LOSS) AND ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
ESG operating earnings (loss)	$12.2	$(7.8)	$18.7	$(17.9)
One-time costs (2)	1.9	—	5.7	—
Adjusted ESG operating earnings (loss)	14.1	(7.8)	24.4	(17.9)
Depreciation and amortization	9.6	8.6	18.7	17.2
Non-cash compensation	2.5	3.0	5.1	5.8
Adjusted EBITDA	$26.2	$3.8	$48.2	$5.1

RECONCILIATION OF NET CASH FLOW PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017
Net cash flow provided by operating activities	$54.8	$33.3	$128.2	$53.3
Capital expenditures	(25.7)	(18.1)	(52.7)	(32.6)
Free cash flow	$29.1	$15.2	$75.5	$20.7

(1) Costs and expenses related to the pending sale of the ASG business to The Boeing Company and the spin-off the ESG business to shareholders

(2) One-time costs related to the pending spin-off of ESG

KLX ENERGY SERVICES

RECONCILIATION OF 2018 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

2018 Guidance
(Approximate Amounts)
Operating earnings	$59
One-time costs (to date)	6
Adjusted operating earnings	65
Depreciation and amortization	35
Non-cash compensation	10
Adjusted EBITDA	$110

Net cash flows provided by operating activities	85
Capital expenditures	(68)
Free cash flow	$17

CONTACT:

Michael Perlman

Director, Investor Relations

KLX Inc.

(561) 791-5435

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